UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 1, 2009

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As previously announced, on November 14, 2008, Assured Guaranty Ltd. (“Assured” or the “Company”) entered into an agreement (the “Purchase Agreement”) with Dexia Holdings, Inc., a Delaware corporation (“Seller” or “Dexia Holdings”) and Dexia Crédit Local S.A., a French share company licensed as a bank under French law (“DCL”) pursuant to which the Company agreed to purchase (the “Acquisition”) Financial Security Assurance Holdings Ltd., a New York corporation (“FSAH”), the parent of financial guaranty insurance company Financial Security Assurance, Inc., a New York stock insurance company (“FSA”), on the terms and conditions contained in the Purchase Agreement, a copy of which was included as Exhibit 99.1 to Assured’s Current Report on Form 8-K filed on November 17, 2008.

Separation of FSAH’s Former Financial Products Segment

FSAH, through its insurance company subsidiaries, provides financial guaranty insurance on public finance obligations in domestic and international markets. Historically, FSAH also provided financial guaranty insurance on asset-backed obligations. In August 2008, FSAH announced that it would cease insuring asset-backed obligations and instead participate exclusively in the global public finance financial guaranty business.

Prior to November 2008 and as further described below, FSAH, through its financial products subsidiaries, offered FSA-insured guaranteed insurance contracts (“GICs”)  and other investment agreements, including medium-term notes (“MTNs”).   As further described below, Assured did not acquire FSAH’s former financial products business and has entered into various agreements with Dexia Holdings and/or certain of its affiliates pursuant to which they will assume the credit and liquidity risks associated with FSAH’s former financial products business.

Guaranteed Investment Contract Business

Until November 2008, FSAH issued, through its financial products business FSA-insured, GICs and other investment agreements to municipalities and other market participants (the “GIC Business”). In November 2008, FSAH ceased to issue new GICs in anticipation of the Acquisition. The GICs were issued through FSAH’s non-insurance subsidiaries (the “GIC Issuers”) FSA Capital Management Services LLC, FSA Capital Markets Services LLC and FSA Capital Markets Services (Caymans) Ltd.  In return for an initial payment, each GIC entitles its holder to receive the return of the holder’s invested principal plus interest at a specified rate and to withdraw principal from the GIC as permitted by its terms. FSA insures the GIC Issuer’s payment obligations on all GICs issued by the GIC Issuers.

The proceeds of GICs issued by the GIC Issuers were loaned to FSAH’s subsidiary FSA Asset Management LLC (“FSAM” and, together with the GIC Issuers, the “GIC Subsidiaries”) pursuant to certain intercompany financing agreements between the GIC Issuers and FSAM (the “Intercompany Financings”). FSAM in turn invested these funds in fixed-income obligations (primarily residential mortgage backed securities) but also short-term investments, securities issued or guaranteed by U.S. government sponsored agencies, taxable municipal bonds, securities issued by utilities, infrastructure-related securities, collateralized debt obligations, other asset-backed securities and foreign currency denominated securities) that satisfied FSA’s investment criteria (the “FSAM assets”). The terms governing FSAM’s repayment of GIC proceeds to the GIC Issuers under the Intercompany Financings were intended to match the payment terms under the related GIC.  FSAH historically depended in large part on operating cash flow from interest and principal payments on the FSAM assets to provide sufficient liquidity to pay the GICs on a timely basis. FSAH also sought to manage the financial products business liquidity risk through the maintenance of liquid collateral and liquidity agreements. During the course of 2008, FSAH’s former financial products business developed significant liquidity shortfalls as a result of a number of factors, including  (i) greater than anticipated GIC withdrawals and terminations due, for the most part, to redemptions caused by events of default under collateral debt obligations backed by asset-backed securities and under collateralized loan obligations; (ii) slower than anticipated amortization of residential mortgage-backed securities, which comprise most of the portfolio of FSAM assets; (iii) redemption/collateralization requirements triggered by the downgrade of FSA’s ratings; and (iv) a significant decline in market value of certain of the FSAM assets due to a general market dislocation, leading to many of the FSAM assets becoming illiquid.

Further, liquidity requirements have increased as FSA has been downgraded or placed on negative outlook by the three major rating agencies. Certain of the FSA-insured GICs allowed for withdrawal of GIC funds in the event of a downgrade of FSA below AAA by Standard & Poor’s (“S&P”) or Aaa by Moody’s Investors Service (“Moody’s”) unless the GIC Issuer posted liquid collateral or otherwise enhanced its credit. Such downgrades resulted in the need to post liquid collateral to the related GIC holder or the need to raise funds to satisfy GIC withdrawals. In addition to additional liquidity requirements caused by downgrades of FSA’s ratings to its current levels under certain GICs, most FSA-insured GICs allow for withdrawal of GIC funds in the event of a downgrade of FSA below AA- by S&P or Aa3 by Moody’s, unless the GIC Issuer posts liquid collateral or otherwise enhances its credit. Some FSA-insured GICs also allow for withdrawal of GIC funds in the event of a downgrade of FSA, typically below A3 by Moody’s or A- by S&P, with no right of the GIC Issuer to avoid such withdrawal by posting collateral or otherwise enhancing its credit.

As of March 31, 2009, there were FSA-insured GIC obligations in an outstanding principal amount of approximately $13.5 billion.  As of March 31, 2009, the liabilities of the GIC Issuers and FSAM and its subsidiary exceeded their assets by approximately $8.7 billion (before any tax effects).

Prior to the completion of the Acquisition, FSAH transferred the ownership interest in the GIC Issuers and FSAM to Dexia Holdings.  Even though FSAH no longer owns the GIC Issuers or FSAM, FSA’s guarantees of the GICs remain in place.

In connection with the Acquisition and as further described below, Dexia S.A. (“Dexia”), Dexia Holdings’ ultimate parent, and certain of its affiliates have entered into a number of agreements pursuant to which they have guaranteed certain amounts, agreed to lend certain amounts or post liquid collateral, and agreed to provide hedges against interest rate risk to or in respect of FSAH’s former financial products business.  Certain of these obligations also benefit from a guarantee from the Belgian and French States.  The purpose of these agreements is to mitigate the credit, interest rate and liquidity risks associated with the GIC business and the related FSA guarantees.

Medium Term Note Business and Leveraged Tax Lease Business

The MTN Business—The “MTN Business” refers to the MTN issuance program of FSA Global Funding Limited (“FSA Global”). Under the MTN Business, MTNs were issued by FSA Global and are insured under financial guarantee insurance policies issued by FSA. The proceeds of the MTNs were used to purchase notes issued by Cypress Point Funding Limited (“Cypress”) and other non-affiliated entities. The MTNs are secured by all of the assets of FSA Global, including the A-Loans (as defined below). The notes securing the MTNs are also insured under financial guarantee insurance policies issued by FSA. The MTNs and the notes issued by Cypress are also supported by interest rate swaps, currency swaps and basis swaps, each of which are insured under financial guarantee insurance policies issued by

FSA. As of March 31, 2009, the aggregate outstanding principal balance of MTNs was $1.6 billion.

Prior to the completion of the Acquisition, FSAH transferred its ownership interest in FSA Global to Dexia Holdings.  Even though FSAH no longer owns FSA Global, FSA’s guarantees of the MTNs and the notes securing the MTNs remain in place.

In connection with the Acquisition and as further described below, Dexia and certain of its affiliates have entered into a number of guarantees and other agreements pursuant to which they have retained all rights and obligations related to and incurred in connection with the operation of the MTN Business and have all existing and future economic risks, benefits and profits associated with that business, although, as noted above, FSA’s guarantees of the MTNs and the notes securing the MTNs remain in place. None of these obligations benefit from a guarantee from the Belgian or French States.

The Leveraged Tax Lease Business—The “Leveraged Tax Lease Business” refers to leveraged-lease transactions involving FSA Global, Premier International Funding Co. (“Premier”), various lessees and various lessor trusts. In certain transactions under the Leveraged Tax Lease Business, a debt payment undertaking agreement (“Debt PUA”) and/or an equity payment undertaking agreement (“Equity PUA”) were entered into by Premier in exchange for cash payments by the related lessee in an amount sufficient to defease the lessee’s rental obligation under the related lease. In conjunction with its issuance of a Debt PUA, Premier received a note in a corresponding amount from FSA Global (the “Debt PUA Note”) and in conjunction with its issuance of an Equity PUA, Premier received a note in a corresponding amount from FSA Global (the “Equity PUA Note”).  The Debt PUAs and Debt PUA Notes are insured under financial guarantee insurance policies issued by FSA. In conjunction with its issuance of each Debt PUA Note, FSA Global received a loan certificate from the related lessor trust (each, an “A-Loan”). In each transaction, the repayment of the A-Loans is secured by the related Debt PUA which is in turn insured by FSA.  Monthly payments are made under the A-Loans and Debt PUA Notes to reduce the outstanding amount of the A-Loans and Debt PUA Notes and to reduce FSA’s exposure under its financial guaranty insurance policies that insure the Debt PUAs.

As of March 31, 2009, the outstanding amounts of A-Loans and Debt PUA Notes were each $6.2 billion.

Prior to the completion of the Acquisition, FSAH transferred its ownership interest in FSA Global and Premier to Dexia Holdings.  Even though FSAH no longer owns FSA Global or Premier, FSA’s guarantees of the Debt PUAs and Debt PUA Notes remain in place.

As further described below, Assured has agreed to be responsible for all rights and obligations related to the operation of the Leveraged Tax Lease Business and the FSA insurance policies insuring the Debt PUAs and the Debt PUA Notes and Dexia Holdings has agreed to assume all rights and obligations relating to the Equity PUA Notes and the Equity PUAs and to hold FSA harmless and indemnify FSA for its obligations under the FSA insurance policies relating to the Equity PUA Notes and the Equity PUAs.  In addition, an affiliate of Dexia has agreed to provide a liquidity facility to FSA in an amount not to exceed $1 billion for the purpose of covering the liquidity risk arising out of claims payable in respect of “strip coverages” included in the Leveraged Tax Lease Business.

GIC Business Agreements

To address the credit and liquidity risks of the GIC business summarized above, the following discussion summarizes the significant agreements entered into to mitigate the credit and liquidity risks associated with the GIC business and the related FSA guarantees. Each of these agreements is dated June 30, 2009.

Dexia Put Contracts—Dexia and DCL have jointly and severally guaranteed the scheduled payments of interest and principal in relation to each FSAM asset, as well as any failure to provide liquidity or liquid collateral under the Guaranteed Liquidity Facilities under two separate ISDA Master Agreements, each with its associated schedule, confirmation and credit support annex (the “Guaranteed Put Contract” and the “Non-Guaranteed Put Contract” respectively, and collectively, the “Dexia Put Contracts”). The Guaranteed Put Contract is so described because Dexia’s obligations under the put contract are generally guaranteed by the Sovereign Guarantee (as defined below). The Dexia Put Contracts also reference separate portfolios of FSAM assets. Based on information as of June 30, 2009, the initial aggregate principal balance of FSAM assets related to the Guaranteed Put Contract is equal to approximately $11.8 billion and the aggregate principal balance of FSAM assets related to the Non-Guaranteed Put Contract is  equal  to approximately $4.4 billion. The assets owned by FSAM as of September 30, 2008 were allocated to the Guaranteed Put Contract and the Non-Guaranteed Put Contract based on discussions between Dexia and the French State and the Belgian State (collectively, the “States”), with the less liquid and more deeply discounted assets generally being allocated to the Guaranteed Put Contract.

Under the Dexia Put Contracts the obligation of Dexia and DCL to provide amounts to FSAM will arise pursuant to the occurrence of any of the following events (each, a “Put Trigger”):

•                  a payment default by DCL or Dexia Bank Belgium S.A. (“DBB”) under any Guaranteed Liquidity Facility (as defined below) (a “Liquidity Default Trigger”);

•                  a failure by either Dexia or DCL to transfer the required amount of eligible collateral under the credit support annex of the applicable Dexia Put Contract (a “Collateral Default Trigger”);

•                  the occurrence of an insolvency event with respect to Dexia as set forth in the Dexia Put Contracts (a “Bankruptcy Trigger”); and

•                  with respect to an FSAM asset, the failure of the issuer of that FSAM asset to pay the full amount of the expected principal or interest when due, a writedown or applied loss resulting in a reduction of the outstanding principal amount of that FSAM asset, or the attribution of a principal deficiency or realized loss resulting in a reduction or subordination of the current interest payable on that FSAM asset (an “Asset Default Trigger”).

In the event that the applicable Dexia party fails to provide liquidity or collateral as required under the Guaranteed Liquidity Facilities, FSAM may, pursuant to a Liquidity Default Trigger or Collateral Default Trigger, put to Dexia and DCL certain of the FSAM assets in exchange for an amount equal to such failure, with such amounts being available to satisfy the GIC Issuers’ obligations under the GICs and/or FSAM’s obligations under the FSAM Hedging Arrangements (as defined below), which are also guaranteed by FSA.

If a Dexia bankruptcy has occurred, FSAM may, pursuant to a Bankruptcy Trigger, put to Dexia and DCL the relevant FSAM assets with a value equal to the lesser of (i) the aggregate outstanding principal amount of all FSAM assets in the relevant portfolio and (ii) the aggregate outstanding principal balance of all of the GICs.

If an Asset Default Trigger arises with respect to any FSAM asset, FSAM may put to Dexia and DCL that FSAM asset in exchange for the outstanding principal amount of that FSAM asset. Dexia and DCL have the right, however, to elect to pay the difference between the amount of the expected principal or interest payment and the amount of the actual principal or interest payment, in each case, as such amounts come due.

In the event Dexia and DCL fail to perform under the Guaranteed Put Contract, FSAM may exercise a guarantee call under the Sovereign Guarantee. See “—Sovereign Guarantee” below.

To secure each Dexia Put Contract, Dexia and DCL will post under each put contract to the respective custodian from time to time eligible collateral having an aggregate value (subject to agreed “haircuts”) equal to at least the excess of (i) the aggregate principal amount of all outstanding GICs over (ii) the aggregate mark-to-market value of FSAM’s assets; provided that prior to September 29, 2011 (the “Expected First Collateral Posting Date”) the aggregate mark-to-market value of the FSAM assets related to the Guaranteed Put Contract will be deemed to be equal to the aggregate unpaid principal balance of these assets for purposes of this calculation. Additional collateralization is required in respect of certain other liabilities of FSAM, including certain net posting obligations of FSAM under the FSAM Hedging Arrangements, an agreed costs amount for running the GIC business and the expected negative carry associated with the GICs that would be borne by FSAM following a Dexia event of default. The valuation of the aggregate mark-to-market value of the FSAM assets and the posted collateral will occur at least weekly. Dexia’s and DCL’s obligation to post collateral or right to receive the return of excess collateral is subject, in either case, to satisfaction of the applicable threshold of $5 million, among other conditions.

Because the FSAM assets related to the Guaranteed Put Contract will be valued at their aggregate unpaid principal balance prior to the Expected First Collateral Posting Date, it is expected that Dexia and DCL will not be required to post collateral until the Expected First Collateral Posting Date. A failure by Dexia and DCL to post the amount described in the immediately preceding paragraph on the Expected First Collateral Posting Date will be covered by the Sovereign Guarantee. In the event of an ISDA event of default under the Dexia Put Contracts, FSAM may declare an early termination date and retain collateral posted by Dexia and DCL in accordance with the credit support annexes.

Notwithstanding the provisions for the calculation of posting of collateral with respect to the Dexia Put Contracts set forth above, and because many GICs provide that the collateral posting obligations and withdrawals that would arise following a downgrade of FSA would not be applicable if the relevant GIC Issuer is rated above certain levels at the time of any such downgrade of FSA, if each of Moody’s, S&P and Fitch Ratings (“Fitch”) confirm that the GIC Issuers’ obligations in relation to the GICs will be rated at least “Aa2/AA/AA” respectively (without giving effect to the retained FSA guarantees on the GICs) with a lesser amount of collateral being required to be posted by Dexia and DCL under the credit support annexes, then the collateral required to be posted under the credit support annexes will be reduced to such lesser amount acceptable to the rating agencies.

Under each of the Dexia Put Contracts, FSAM will pay to Dexia and DCL a premium quarterly in arrears (the “Put Premium”). FSAM’s obligation to pay the Put Premium is subordinated to the GIC Subsidiaries’ obligations under the GICs and the FSAM Hedging Arrangements and to reimburse FSA for any amounts paid under the FSA guarantees related to the GICs and FSAM Hedging Arrangements and a failure by FSAM to pay the Put Premiums is not an event of default under the Put Contracts. In addition, following a Dexia event of default, FSAM will only pay the Put Premiums if the Subordinated Claims Payment Condition (as defined below) is satisfied.

While neither Assured nor any of its subsidiaries is a party to the Dexia Put Contracts, the Dexia Put Contracts enhance FSAM’s ability to meet its obligations in respect of the GICs insured by FSA. As of March 31, 2009, the liabilities of the GIC Issuers and FSAM and its subsidiary exceeded their assets by approximately $8.7 billion (before any tax effects).

Sovereign Guarantee—Pursuant to a guarantee (the “Sovereign Guarantee”) issued by the States of Belgium and France (the “States”) to FSAM, the States have guaranteed severally but not jointly Dexia’s obligations under the Guaranteed Put Contract, subject to any applicable limitations set forth therein. The State of Belgium is responsible for 60.5/97 of the Sovereign Guarantee and the State of France is responsible for 36.5/97 of the Sovereign Guarantee. The Sovereign Guarantee will directly guarantee, for the benefit of FSAM (and indirectly for the benefit of the GIC Issuers and FSA), the payment obligations of Dexia under the Guaranteed Put Contract in respect of Liquidity Default Triggers, Collateral Default Triggers, the Bankruptcy Trigger and Asset Default Triggers. To the extent FSAM fails to make a timely call under the Sovereign Guarantee, FSA will have the right to request payment from the States thereunder. Under a sovereign guarantee reimbursement agreement, Dexia, and not the GIC Subsidiaries, is obligated to pay the guarantee fee due and payable to the States under the Sovereign Guarantee and reimburse the States for certain amounts paid under the Sovereign Guarantee, but a failure by Dexia to pay the guarantee fee or any other amounts required to be paid or reimbursed under the sovereign guarantee reimbursement agreement is not a defense or condition to the obligations of the States under the Sovereign Guarantee.

The States’ guaranty with respect to Liquidity Default Triggers and Collateral Default Triggers is scheduled to expire on October 31, 2011 (the “Liquidity and Collateral Trigger Expiration Date”). The States’ guaranty with respect to the related defaulted FSAM assets or a Dexia bankruptcy is scheduled to expire on the earlier of (x) the final maturity of the latest maturing of the remaining FSAM assets related to the Guaranteed Put Contract, and (y) March 30, 2035. The Sovereign Guarantee may terminate early if FSAM elects to undertake a Refinancing (as defined below) and meets the necessary requirements described in “—Pledge and Administration Agreement” below.

Dexia FP Guarantee—Pursuant to a guarantee jointly and severally issued by Dexia and DCL to FSA (the “Dexia FP Guarantee”), all of the GIC Subsidiaries’ payment and/or collateral posting obligations under the GICs and the FSAM Hedging Arrangements that are guaranteed by FSA are guaranteed by Dexia and DCL. FSAM’s obligations to reimburse Dexia and DCL for amounts paid under the Dexia FP Guarantee and to pay the related guarantee fee will be subordinated to the GIC Subsidiaries’ obligations under the GICs and the FSAM Hedging Arrangements that are guaranteed by FSA and to reimburse FSA for any amounts paid under the FSA guarantees related to the GICs and FSAM Hedging Arrangements. In addition, following a Dexia event of default, FSAM will only pay the guarantee fee under the Dexia FP Guarantee if the Subordinated Claims Payment Condition is satisfied. Any failure by FSAM to reimburse Dexia and DCL for amounts paid under the Dexia FP Guarantee or to pay the related guarantee fee is not a defense or condition to the obligations of Dexia and DCL under the Dexia FP Guarantee.

Dexia GIC Indemnity—Pursuant to an indemnification agreement between FSA, Dexia and DCL (the “Dexia GIC Indemnity”), Dexia and DCL will indemnify FSA for certain losses, liabilities and damages (including reasonable costs and expenses) incurred by FSA or any affiliate of FSA related to the GIC business or any of the transactions related to the isolation and segregation of the GIC business that are not otherwise reimbursed pursuant to the Dexia FP Guarantee.

Pledge and Administration Agreement—Pursuant to the pledge and administration agreement among Dexia, DCL, Dexia FP Holdings Inc. (“Dexia FP”), the GIC Subsidiaries, FSA and the Collateral Agent (the “Pledge and Administration Agreement”), Dexia, DCL and the GIC Subsidiaries have granted security interests to the Collateral Agent for the benefit and security of the secured parties therein (including FSA) over all of their right, title and interest in, to and under the FSAM assets, the collateral posted by Dexia or DCL under the Dexia Put Contracts, and other related assets.

Also pursuant to the Pledge and Administration Agreement, Dexia FP has granted a security interest to the Collateral Agent for the benefit and security of FSA over all of its right, title and interest in HF Services LLC (“HF Services”), including any and all management, voting, approval and other rights of Dexia FP under the organizational documents of HF Services to secure the payment of all amounts due on all of the indebtedness, liabilities and obligations owed from time to time by FSAM and the GIC Issuers to FSA.

Unless a Dexia event of default has occurred, Dexia will direct the day to day operations of the GIC Subsidiaries and will direct the management of the assets and liabilities of the GIC Subsidiaries, including but not limited to cash management, asset liability management and other normal day to day operations of the GIC Subsidiaries through the Administrator (as defined below). If a Dexia event of default has occurred, FSA will have the right to exercise the directing rights described in this paragraph.

In addition, FSAM has agreed not to sell or liquidate any FSAM asset other than with the prior consent of Dexia, unless a Dexia event of default has occurred, and not to sell or liquidate any FSAM asset other than for consideration equal to the par amount thereof plus accrued interest, without the consent of FSA.

A “Dexia event of default” under the Pledge and Administration Agreement will include the following:

•                  the occurrence of any ISDA event of default under either of the Dexia Put Contracts;

•                  the non-payment by any Dexia party or any affiliate of any required payment in accordance with the terms of any Dexia guarantee, the Dexia Put Contracts or the Dexia GIC Indemnity where (i) the amount of such non-payment, taken together with any other outstanding and uncured failures to make payments or deliveries by any Dexia party or any affiliate exceeds $10,000,000 and (ii) such non-payment is not remedied by a cure generally within 5 business days of the receipt of notice of such nonpayment; and

•                  certain events of bankruptcy in respect of Dexia or its affiliates or the GIC Subsidiaries occurring and continuing at any time.

Upon the occurrence of a Dexia event of default, FSA may take any or all of the following actions:

•                  cause the repurchase date to occur in respect of all or any part of the transactions entered into under the master repurchase agreement, exercise the rights of a secured party in relation to the collateral, and direct the collateral agent to exercise all rights to vote or give directions or consents as a holder of such collateral following enforcement of its security interest;

•                  terminate the Administrative Services Agreement (as defined below) or replace the administrator thereunder or direct the management of the administrator by foreclosing upon its security interest in the equity of HF Services;

•                  with respect to the Non-Guaranteed Put Contract, designate an “early termination date,” demand payment of any related early termination payments and exercise the rights of a secured party in relation to the collateral posted under the Non-Guaranteed Put credit support annex;

•                  with respect to the Guaranteed Put Contract, if the Dexia event of default also constitutes an ISDA event of default, designate an “early termination date,” demand payment of any related early termination payments and exercise the rights of a secured party in relation to the collateral posted under the credit support annex; and

•                  maintain any Dexia guarantees in force, make claims in accordance with the terms of any Dexia guarantee, any liquidity facility or the Sovereign Guarantee (if the Guaranteed Put Contract has not been terminated) and apply any collateral to unpaid liabilities of FSAM.

In addition, either pursuant to the occurrence of a Dexia event of default or upon the satisfaction of certain conditions relating to the refinancing of Dexia’s obligations under the GIC Business documents (the “Refinancing”), FSA may elect to refinance its obligations related to the GICs by terminating the Master Repurchase Agreement (as defined below), the Sovereign Guarantee, and the Dexia Put Contracts and releasing certain other assets from the Collateral Agent’s lien under the Pledge and Administration Agreement, the proceeds of which will be invested in certain permitted investments, as contemplated in the Pledge and Administration Agreement. In order to effect a Refinancing, the following conditions, among others, must be satisfied: (i) FSAM must redeem the Master Repurchase Agreement or transfer and novate its rights and obligations under the Master Repurchase Agreement to a successor entity designated by FSA (the “FSAM Successor”) such that the GIC Issuers or the FSAM Successor hold cash or permitted investments equal to the sum of the aggregate outstanding amount of all GIC business related liabilities plus 25% of the agreed costs amount for running the GIC business; (ii) the rating agencies must have confirmed that after the Refinancing the GIC Issuers will be rated at least “Aa2” by Moody’s, at least “AA” by S&P and at least “AA” by Fitch, and that the rating of FSA will not be downgraded, qualified or withdrawn; (iii) all of FSA’s guarantees on the FSAM Hedging Arrangements must have been released by the counterparties thereto; and (iv) the remaining FSAM Hedging Arrangements must have been transferred and novated to the FSAM Successor or other entity designated by FSA.

Guaranteed Liquidity Facilities—In connection with the Acquisition, affiliates of Dexia increased their aggregate liquidity commitment to FSAM from $8.5 billion to $11.5 billion. The liquidity commitments are comprised of an amended and restated revolving credit agreement (the “Liquidity Facility”) pursuant to which DCL and DBB committed to provide funds to FSAM in an amount up to $8.0 billion (approximately $4.2 billion was outstanding under the previously existing revolving credit facility as of June 30, 2009), and a master repurchase agreement (the “Repurchase Facility Agreement” and, together with the Liquidity Facility, the “Guaranteed Liquidity Facilities”) pursuant to which DCL will provide up to $3.5 billion (based on market value) of eligible collateral to satisfy collateralization obligations of the GIC Issuers under the GICs or of FSAM under the FSAM Hedging Arrangements. There is nothing currently outstanding under the Repurchase Facility Agreement. In accordance with the terms of the Guaranteed Liquidity Facilities, FSAM’s obligations to pay certain fees payable under the Guaranteed Liquidity Facilities are subordinated to the GIC Companies’ obligations under the GICs and the FSAM Hedging Arrangements that are guaranteed by FSA and to reimburse FSA for any amounts paid under the FSA guarantees related to the GICs and FSAM Hedging Arrangements. In addition, following certain events of default, FSAM will only be required to pay these fees to the extent certain conditions under the Pledge and Administration Agreement have been met, including, among other things, that FSAM owns a portfolio of liquid securities having an aggregate market value in excess of the aggregate unpaid principal balance of the GICs plus certain additional amounts described in the Pledge and Administration Agreement (such conditions, the “Subordinated Claims Payment Condition”).

The proceeds of GICs issued by the GIC Issuers were loaned to FSAM pursuant to the Intercompany Financings between the GIC Issuers and FSAM. FSAM in turn invested these funds in fixed-income obligations (primarily residential mortgage-backed securities (“RMBS”) but also short-term investments, securities issued or guaranteed by U.S. government sponsored agencies, taxable municipal bonds, securities issued by utilities, infrastructure-related securities, collateralized debt obligations, other asset-backed securities and foreign currency denominated securities) that satisfied FSA’s investment criteria. The terms governing FSAM’s repayment of GIC proceeds to the GIC Issuers under the Intercompany Financings are intended to match the payment terms under the related GIC. To allow it to satisfy these matched payment obligations, when FSAM invested the GIC proceeds in FSAM assets, it also entered into various derivative transactions to convert most fixed-rate FSAM assets and GIC liabilities into London Interbank offered rate (“LIBOR”)-based floating rate assets and liabilities, and to convert non-US dollar-denominated FSAM assets to US dollar-denominated assets (the “FSAM Hedging Arrangements”).

The terms of the Guaranteed Liquidity Facilities will generally extend to the date on which all of the GICs have been paid in full, provided that upon a Dexia event of default under the Pledge and Administration Agreement, FSAM will be entitled to request one final advance under each Guaranteed Liquidity Facility in an aggregate amount expected to be sufficient to repay the principal and interest on the GICs as they become due and payable over time, after giving effect to any collateral posted under the credit support annexes to the Dexia Put Contracts.

While neither the Company nor any of its subsidiaries is a party to to the Guaranteed Liquidity Facilities, the Guaranteed Liquidity Facilities provide liquidity to FSAM to enable it to meet its obligations in respect of the GICs insured by FSA.

Master Repurchase Agreement—FSAM and the GIC Issuers amended, restated and consolidated Intercompany Financings prior to the Acquisition into one master repurchase agreement where each GIC Issuer will be a “buyer” and FSAM will be the “seller” (the “Master Repurchase Agreement”). All of the outstanding indebtedness of FSAM under the Existing Intercompany Financings will continue to be outstanding under the Master Repurchase Agreement, and FSAM’s obligations to the GIC Issuers under the Master Repurchase Agreement will be secured under the Pledge and Administration Agreement. Amounts or collateral received by FSAM under the Guaranteed Liquidity Facilities or the Dexia Put Contracts will be transferred to the GIC Issuers for application to the related GICs pursuant to the Master Repurchase Agreement. If FSAM elects to undertake a Refinancing as described in “—Pledge and Administration Agreement” below, FSAM will, among other things, assign its rights and obligations under the Master Repurchase Agreement to a successor entity.

Medium-Term Note Business and Leveraged Tax Lease Business Agreements

Each of the agreements described below is dated July 1, 2009.

The Separation Agreement—Under the Separation Agreement among DCL, FSA, Financial Security Assurance International Ltd. (“FSA International” and, together with FSA, the “FSA Parties”), FSA Global and Premier:

•                  DCL has agreed to (i) assume all rights and obligations related to and incurred in connection with the operation of the MTN Business and (ii) manage the day-to-day operations of the MTN Business, and

•                  FSA has agreed to (i) retain all rights and obligations related to and incurred in connection with the operation of the Leveraged Tax Lease Business (other than Equity PUA Notes and the FSA insurance policies relating to the Equity PUA Notes) and (ii) manage the day-to-day operations of the Leveraged Tax Lease Business.

The Separation Agreement provides that so long as no DCL Event of Default (as defined below) has occurred and is continuing, DCL and the FSA Parties will cooperate reasonably and in good faith to determine how the applicable FSA Party will exercise the consent rights, direction rights and other rights that it has as insurer (“FSA Rights”) under any transaction document relating to the MTN Business (such determination is referred to as a “Mutual Determination”). Neither DCL, nor any of its affiliates, nor any FSA Party, nor any of their respective affiliates, may seek to exercise any FSA Right except pursuant to a Mutual Determination or as otherwise mutually agreed by DCL and the applicable FSA Party. If a DCL Event of Default has occurred and is continuing, the FSA Parties will be permitted to exercise most FSA Rights without consultation with, or consent from, DCL.

DCL Guarantees—DCL has entered into a Funding Guaranty and a Reimbursement Guaranty (together, the “DCL Guarantees”), each for the benefit of FSA and Financial Security Assurance International, Ltd. (the “Beneficiaries”).

Under the Funding Guaranty, DCL will guaranty, for the benefit of each Beneficiary, the payment to or on behalf of the relevant Beneficiary of an amount equal to the payment required to be made under an FSA Policy by that Beneficiary. No later than 12:00 p.m. New York time on the later of (i) one Business Day following receipt by DCL of a notice of claim under an FSA Policy, and (ii) one Business Day prior to the date the related obligation is due under the relevant FSA Policy, DCL will make payment either (A) to an account of the beneficiary of the applicable financial guaranty insurance policies issued by the FSA Parties, or (B) to the account specified by the Beneficiary.

Under the Reimbursement Guaranty, DCL will guaranty, for the benefit of each Beneficiary, the reimbursement of the applicable Beneficiary for payments made by that Beneficiary following a claim for payment under an obligation insured by an FSA Policy. No later than 12:00 p.m. New York time on the business day following delivery of a notice to DCL of a reimbursement obligation due to a Beneficiary, DCL will make payment to the account specified by the Beneficiary.

In consideration for the DCL Guarantees, unless a DCL Event of Default (as defined below) or potential DCL Event of Default has occurred and is continuing, FSA Global, Premier and Cypress will be obligated to pay directly to DCL a guarantee fee in an amount equal to all insurance premiums paid by each of them after the closing date in connection with the FSA Policies (as defined below) less the portion of such premiums relating to the risks retained by FSA and less the portion of such premiums owed to reinsurers.

Indemnification Agreement—FSA, Assured and DCL have entered into an indemnification agreement (the “Indemnification Agreement”) under which:

•                  Assured will indemnify DCL and related parties for losses incurred after the closing date arising out of or related to the Leveraged Tax Lease Business (other than the Equity PUA Notes and the FSA insurance policies relating to the Equity PUA Notes) and the breach by FSA or certain other parties of their covenants under the Separation Agreement and related agreements; and

•                  DCL will indemnify FSA, Assured and related parties for losses incurred after the closing date arising out of or related to the MTN Business, the breach by DCL or certain other parties of their respective covenants, representations and warranties under the Separation Agreement and related agreements, and certain other events.

The indemnities described above are in addition to any liability which the indemnifying party may otherwise have under the Separation Agreement or otherwise and are subject to the limitations and qualifications set forth in the Indemnification Agreement.

Funding of FSA Policy Claims—Under the Separation Agreement and the DCL Guarantees, DCL has agreed to fund, on behalf of the FSA Parties, 100% of all policy claims made under the financial guaranty insurance policies issued by the FSA Parties (the “FSA Policies”) in relation to the MTN Business. Without limiting DCL’s obligation to fund 100% of all policy claims under those FSA Policies, the FSA Parties will have a separate obligation to remit to DCL a certain percentage (ranging from 0% to 25%) of those policy claims. In the event that prior to a claim under an FSA Policy, the related FSA Party determines that a loss under the FSA Policy is probable and reasonably determinable, that FSA Party may be required to establish a statutory loss reserve against such loss.

DCL Events of Default—A “DCL Event of Default” means any one of the following events:

•                  any failure by DCL to make a payment under a DCL Guarantee that is not cured within the applicable cure period if that uncured failure, together with the cumulative amount of previous uncured DCL Guarantee payment failures, would cause the cumulative amount of all DCL Guarantee payment failures to exceed $10,000,000;

•                  DCL fails to post $10,000,000 in collateral as and when required under the Separation Agreement following the eighth failure of DCL to make a timely payment under a DCL Guarantee;

•                  a DCL payment failure (other than a DCL guarantee payment failure) in excess of $25,000,000 that is not cured within the applicable cure period and that is not a good faith contested payment; or

•                  a bankruptcy event with respect to DCL.

The Strip Coverage Liquidity and Security Agreement—Under the Strip Coverage Liquidity and Security Agreement between DCL, acting through its New York Branch (“DCL (NY)”), and FSA (the “Strip Agreement”), DCL (NY) has agreed to make loans to FSA, for the purpose of financing the payment of claims under certain financial guaranty insurance policies (“Strip Policies”) that were issued by FSA, or an affiliate or subsidiary of FSA, relating to the equity strip portion of the Leveraged Tax Lease Business that FSAH is retaining. The “equity strip portion” refers to the amount by which the equity portion of the termination payment owed by the lessee to the lessor trust following the early termination of the related lease exceeds the accreted value of the Equity PUA. FSA may request advances under the Strip Agreement without any explicit limit on the number of loan requests, provided that the aggregate principal amount of loans outstanding as of any date may not exceed the Commitment Amount (as defined below) on that date. Amounts borrowed under the Strip Agreement may not be reborrowed. The loans will be secured by FSA’s recovery rights in respect of claims under the Strip Policies. No advances are currently outstanding under the Strip Agreement.

DCL (NY)’s commitment to make any loan to FSA is subject to the satisfaction by FSA of customary conditions precedent, including compliance with financial covenants, and will terminate at the earlier of (A) the occurrence of a change of control with respect to FSA, (B) the reduction of the Commitment Amount (as defined below) to $0 and (C) January 31, 2042.

The “Commitment Amount” will initially be $1,000,000,000. FSA has the right, without premium or penalty, to voluntarily reduce the Commitment Amount in whole or in part. The Commitment Amount is also subject to mandatory reduction in the amounts and on the dates described in the Strip Agreement in connection with (i) the scheduled amortization of the Commitment Amount and (ii) a reduction of the Commitment Amount if FSA fails to maintain a specified consolidated net worth.

Upon the occurrence of an Event of Default (as defined below), DCL (NY) may take any or all of the following actions: (A) terminate DCL (NY)’s commitment to make loans and (B) declare the principal of and any accrued interest in respect of all loans and the note to be due and payable. Any of the following events constitutes an “Event of Default”:

•                  an FSA default in the payment when due of any principal or interest of any loan or any note or any fees or any other amounts owing under the Strip Agreement or under any note, in each case in an amount of $10,000,000 or more, and any such default is not cured during the applicable cure period;

•                  commencement of a voluntary or involuntary bankruptcy case concerning FSA or any of its material subsidiaries;

•                  a default by FSA or any of its material subsidiaries in any payment in excess of $25,000,000 with respect to any indebtedness for borrowed money; or

•                  any indebtedness for borrowed money in excess of $25,000,000 of FSA or any of its material subsidiaries is declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof.

Reference is made to the full text of the agreements described above which are  filed as Exhibits 10.1 through 10. 15  to this Current Report on Form 8-K and hereby incorporated herein by reference.

Item 5.01.              Change in Control.

(a)           On July 1, 2009, all of the outstanding common stock of FSAH was acquired by Assured Guaranty US Holdings Inc., an indirect wholly owned subsidiary of Assured.  Assured paid a purchase price of approximately $546 million and approximately 22.3 million Assured common shares for FSAH.  See Item 1.01 for a description of the terms of the Acquisition.

Assured funded the cash portion of the Acquisition with the net proceeds from the public offering of 44,275,000 Assured common shares and 3,450,000 equity units.

After giving effect to the Acquisition, Dexia owns 13.9% of Assured’s outstanding common shares.  Dexia has agreed that the voting rights with respect to all Assured common shares issued pursuant to the Purchase Agreement will constitute less than 9.5% of the voting power of all issued and outstanding Assured common shares.  Dexia has also agreed to certain “standstill” arrangements until the date on which it and its affiliates beneficially own Assured common shares in an amount less than 10% of the outstanding Assured common shares.  In addition, Dexia has agreed that, until November 14, 2009, the first anniversary of the date of the Purchase Agreement, it will not transfer any of the Assured common shares issued pursuant to the Purchase Agreement without the consent of Assured other than to one or more of its affiliates that agrees to abide by the voting and other restrictions described above.

To the knowledge of FSAH, there are no (a) arrangements or understandings regarding naming directors of FSAH or (b) arrangements, including pledges of securities, that could lead to a change in control of FSAH at a subsequent date.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On July 1, 2009, the members of the Board of Directors of FSAH were removed, effective immediately, with the exception of Séan McCarthy, President and Chief Operating Officer of FSAH.  On the same date, Robert Cochran, the Chief Executive Officer and President of the Board of Directors of FSAH, Joseph Simon, the Chief Financial Officer, Laura Bieling, the principal accounting officer, and the named executive officers Bruce E. Stern, General Counsel, and Russell Brewer,  Chief Risk Management Officer, were replaced.

(c)           On July 1, 2009, Dominic Frederico, President and Chief Executive Officer of Assured, was named the Chairman of the Board of Directors and Chief Executive Officer of FSAH.   On that same date, James Michener, the General Counsel of Assured, was named General Counsel of FSAH and Robert Mills, the Chief Financial Officer of Assured, was named the Chief Financial Officer of FSAH.

(d)           On July 1, 2009, Assured Guaranty US Holdings Inc., the sole shareholder of FSAH, reduced the number of directors on the Board of Directors to four, and Mr. Frederico, Mr. Michener and Mr. Mills were named to the Board of Directors of FSAH.  Mr. McCarthy continues to serve as a director of FSAH.

FSAH is a wholly-owned subsidiary of Assured.  Assured’s common shares are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.  Accordingly, the disclosure requirements of this Item 5.02 do not apply to FSAH.

Item 8.01.              Other Events.

On July 2, 2009, FSAH notified the New York Stock Exchange (the “NYSE”) of its intention to voluntarily withdraw its debt securities from listing on the NYSE.  FSAH’s three listed series of debt securities, its 6-7/8% Quarterly Interest Bonds due 2101, 6.25% Notes due 2102 and 5.60% Notes due 2103, will not be listed on another exchange but will trade in the over-the-counter market.

Item 9.01.              Financial Statement and Exhibits.

(d) Exhibits

See the attached exhibit index, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Date: July 8, 2009	By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amended and Restated Revolving Credit Agreement dated as of June 30, 2009 among FSA Asset Management LLC, Dexia Crédit Local S.A. and Dexia Bank Belgium SA. (Incorporated by reference to Exhibit 10.1 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.2.1

Master Repurchase Agreement (September 1996 Version) dated as of June 30, 2009 between Dexia Crédit Local S.A. and FSA Asset Management LLC (Incorporated by reference to Exhibit 10.2.1 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.2.2

Annex I – Committed Term Repurchase Agreement Annex dated as of June 30, 2009 between Dexia Crédit Local S.A. and FSA Asset Management LLC (Incorporated by reference to Exhibit 10.2.2 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.3.1

ISDA Master Agreement (Multicurrency – Cross Border) dated as of June 30, 2009 among Dexia SA, Dexia Crédit Local S.A. and FSA Asset Management LLC (Incorporated by reference to Exhibit 10.3.1 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.3.2

Schedule to the 1992 Master Agreement, Guaranteed Put Contract, dated as of June 30, 2009 among Dexia Crédit Local S.A., Dexia SA and FSA Asset Management LLC (Incorporated by reference to Exhibit 10.3.2 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.3.3

Put Option Confirmation, Guaranteed Put Contract, dated June 30, 2009 to FSA Asset Management LLC from Dexia SA and Dexia Crédit Local S.A. (Incorporated by reference to Exhibit 10.3.3 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.3.4

ISDA Credit Support Annex (New York Law) to the Schedule to the ISDA Master Agreement, Guaranteed Put Contract, dated as of June 30, 2009 between Dexia Crédit Local S.A. and Dexia SA and FSA Asset Management LLC (Incorporated by reference to Exhibit 10.3.4 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.4.1

ISDA Master Agreement (Multicurrency – Cross Border) dated as of June 30, 2009 among Dexia SA, Dexia Crédit Local S.A. and FSA Asset Management LLC (Incorporated by reference to Exhibit 10.4.1 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.4.2

Schedule to the 1992 Master Agreement, Non-Guaranteed Put Contract, dated as of June 30, 2009 among Dexia Crédit Local S.A., Dexia SA and FSA Asset Management LLC (Incorporated by reference to Exhibit 10.4.2 to Assured

Exhibit Number	Description
Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.4.3

Put Option Confirmation, Non-Guaranteed Put Contract, dated June 30, 2009 to FSA Asset Management LLC from Dexia SA and Dexia Crédit Local S.A. (Incorporated by reference to Exhibit 10.4.3 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.4.4

ISDA Credit Support Annex (New York Law) to the Schedule to the ISDA Master Agreement, Non-Guaranteed Put Contract, dated as of June 30, 2009 between Dexia Crédit Local S.A. and Dexia SA and FSA Asset Management LLC (Incorporated by reference to Exhibit 10.4.4 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.5

First Demand Guarantee Relating to the “Financial Products” Portfolio of FSA Asset Management LLC issued by the Belgian State and the French State and executed as of June 30, 2009 (Incorporated by reference to Exhibit 10.5 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.6

Guaranty, dated as of June 30, 2009, made jointly and severally by Dexia SA and Dexia Crédit Local S.A., in favor of Financial Security Assurance Inc. (Incorporated by reference to Exhibit 10.6 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.7

Indemnification Agreement (GIC Business) dated as of June 30, 2009 by and among Financial Security Assurance Inc., Dexia Crédit Local S.A. and Dexia SA (Incorporated by reference to Exhibit 10.7 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.8

Pledge and Administration Agreement, dated as of June 30, 2009, among Dexia SA, Dexia Crédit Local S.A., Dexia Bank Belgium SA, Dexia FP Holdings Inc., Financial Security Assurance Inc., FSA Asset Management LLC, FSA Portfolio Asset Limited, FSA Capital Markets Services LLC, FSA Capital Markets Services (Caymans) Ltd., FSA Capital Management Services LLC and The Bank of New York Mellon Trust Company, National Association (Incorporated by reference to Exhibit 10.8 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.9

Separation Agreement, dated as of July 1, 2009, among Dexia Crédit Local S.A., Financial Security Assurance Inc., Financial Security Assurance International, Ltd., FSA Global Funding Limited and Premier International Funding Co. (Incorporated by reference to Exhibit 10.9 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.10

Funding Guaranty, dated as of July 1, 2009, made by Dexia Crédit Local S.A. in favor of Financial Security Assurance Inc. and Financial Security Assurance International, Ltd. (Incorporated by reference to Exhibit 10.10 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

Exhibit Number	Description
10.11

Reimbursement Guaranty, dated as of July 1, 2009, made by Dexia Crédit Local S.A. in favor of Financial Security Assurance Inc. and Financial Security Assurance International, Ltd. (Incorporated by reference to Exhibit 10.11 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.12

Strip Coverage Liquidity and Security Agreement, dated as of July 1, 2009, between Financial Security Assurance Inc. and Dexia Crédit Local S.A. (Incorporated by reference to Exhibit 10.12 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.13

Indemnification Agreement (FSA Global Business), dated as of July 1, 2009, by and between Financial Security Assurance Inc., Assured Guaranty Ltd.and Dexia Crédit Local S.A. (Incorporated by reference to Exhibit 10.13 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.14

Pledge and Administration Annex Amendment Agreement dated as of July 1, 2009 among Dexia SA, Dexia Crédit Local S.A., Dexia Bank Belgium SA, Dexia FP Holdings Inc., Financial Security Assurance Inc., FSA Asset Management LLC, FSA Portfolio Asset Limited, FSA Capital Markets Services LLC, FSA Capital Markets Services (Caymans) Ltd., FSA Capital Management Services LLC and The Bank of New York Mellon Trust Company, National Association (Incorporated by reference to Exhibit 10.14 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.15

Put Confirmation Annex Amendment Agreement dated as of July 1, 2009 among Dexia SA and Dexia Crédit Local S.A. and FSA Asset Management LLC and Financial Security Assurance Inc. (Incorporated by reference to Exhibit 10.15 to Assured Guaranty Ltd.’s Current Report on Form 8-K for July 1, 2009).

10.16*	Settlement Agreement dated as of July 1, 2009 between Robert Cochran, Financial Security Assurance Holdings, Ltd., Assured Guaranty Ltd. , Dexia Holdings Inc, and Dexia Crédit Local S.A.

*Furnished herewith.